                                                                    EXHIBIT 99.1


                                  [BELK LOGO]


NEWS RELEASE - Contact:  Belk, Inc. -- Steve Pernotto, 704-426-1890,
                         steve_pernotto@belk.com

--------------------------------------------------------------------------------



               BELK, INC. REPORTS FIRST QUARTER OPERATING RESULTS

CHARLOTTE, N.C., May 25, 2005 -- Belk, Inc. today announced operating results for its fiscal first quarter ended April 30, 2005.

NET SALES
Net sales for the 13-week period increased $18.0 million, or 3.3 percent, to $568.1 million from $550.1 million for the same prior-year period. Comparable store sales increased 0.4 percent for the period.

NET INCOME
Net income for the first quarter was $24.3 million compared to $24.1 million for the same prior-year period, a 0.9 percent increase. Net income excluding non-comparable items was $24.0 million compared to $24.5 million for the prior-year period. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.

Tim Belk, chairman and chief executive officer of Belk, Inc., said, "Comparable store sales growth did not fully meet our expectations for the first quarter. However, we experienced solid sales in accessories, cosmetics, and the home store and our recently opened new stores are performing well. We're also delighted and enthusiastic about adding the Proffitt's and McRae's stores to the Belk market footprint. We believe that combining our businesses will provide opportunities for additional sales and profit growth for the company."

BELK ENTERS AGREEMENT TO PURCHASE 47 PROFFITT'S AND MCRAE'S STORES
On April 29, 2005, the company announced that it had entered into an agreement with Saks Incorporated to purchase 22 Proffitt's stores and 25 McRae's stores. The transaction, which will increase the company's store count to 275 stores with a combined estimated annual sales volume of $3.15 billion, is expected to be completed in the second quarter of 2005 and is subject to regulatory approval and other closing conditions.

STORE OPENINGS
Belk opened three new stores during the first quarter (on March 9th) in Conyers, Ga., Land O' Lakes, Fla., and Spanish Fort, Ala. An additional nine new stores are scheduled to open this fall in Titusville, Fla.; Charlotte, N.C. (Northlake
Mall); Williamsburg, Va.; Lakeland, Fla.; Guntersville, Ala.; Shreveport, La.; Alabaster, Ala.; Owasso, Okla.; and Waxahachie, Texas. The total combined size of the 12 new stores will be approximately 960,200 square feet of space.



                                     -More-

ABOUT BELK, INC.
Charlotte, N.C.-based Belk, Inc. is the largest privately owned department store company in the United States. It operates 228 fashion department stores in 14 Southeastern states and was founded in 1888 by William Henry Belk in Monroe, N.C.

NOTES:
-----

o To provide clarity in measuring Belk's financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of "net income excluding non-comparable items". Belk believes that "net income excluding non-comparable items" is a financial measure that emphasizes the company's core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results. Belk also excludes such items in connection with evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk's results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of "net income excluding non-comparable items" should not be considered in isolation or as a substitute for GAAP net income.

o Certain statements made in this news release are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans, including the consummation and implementation of our proposed acquisition of 47 Proffitt's and McRae's department stores; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our operational consolidations; and changes in accounting standards or legal or regulatory matters.

     For additional information on these and other risk factors, see the section captioned "This Report Contains Forward-Looking Statements" in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and our other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.

                                     -More-

                           BELK, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)



                                                           Three Months Ended
                                                        ------------------------
                                                         April 30,      May 1,
                                                            2005         2004
                                                        ----------    ----------
(millions)
Revenues                                                 $  568.1      $  550.1
Cost of goods sold (including occupancy and
  buying expenses)                                          376.4         363.2
Selling, general and administrative expenses                146.6         139.6
Store closing costs                                           (.3)           .4
                                                         --------      --------
Operating income                                             45.4          46.9
Interest expense, net                                        (7.8)         (9.1)
Gain (loss) on property, equipment and investments             .2           (.2)
Other income, net                                              .1            .3
                                                         --------      --------
Income before income taxes                                   37.9          37.9
Income taxes                                                 13.6          13.8
                                                         --------      --------
Net income                                               $   24.3      $   24.1
                                                         =========     ========




                           BELK, INC. AND SUBSIDIARIES
                        RECONCILIATION OF NET INCOME AND
                    NET INCOME EXCLUDING NON-COMPARABLE ITEMS
                                   (UNAUDITED)


                                                           Three Months Ended
                                                        ------------------------
                                                         April 30,      May 1,
                                                            2005         2004
                                                        ----------    ----------
(millions)
Net income                                               $   24.3      $   24.1
(Gain) Loss on property, equipment and investments,
  net of income tax (expense) benefit                        (0.1)          0.1
Store closing costs, net of income tax benefit               (0.2)          0.2
                                                         ---------     --------
Net income excluding non-comparable items                $   24.0      $   24.5
                                                         =========     ========